Exhibit 99.1

Execution Version

APOLLO Management Holdings, L.P.

May 1, 2017

Cadiz Inc.

550 South Hope Street

Suite 2850

Los Angeles, CA 90071

c/o Armory Securities, LLC

Re:	Conditional Construction Loan Commitment

Ladies and Gentlemen:

Cadiz, Inc. and Cadiz Real Estate, LLC (collectively, “Company", “you”, “Borrower” or “Borrowers”) have advised Apollo Management Holdings, L.P., on behalf of one or more of its affiliated investment funds (collectively, “Apollo”, “we”, “us” or “our”), that in connection with the Borrower closing a new $60,000,000 Senior Secured First Lien Facility, Borrower is seeking a conditional commitment from Apollo for construction financing for the Cadiz Water Conservation and Storage Project (the “Project”). Apollo understands that the Company would like to arrange financing in order to (i) fund the Project and (ii) pay fees and expenses associated with the Project and the below-defined Facility (collectively, the “Transaction”).

You have advised us that the total funds needed to finance the Project (including fees and expenses) will be provided from the borrowings by the Borrowers in an aggregate principal amount of up to $240 million under a first lien senior secured term loan facility among the Borrowers, Apollo and the other lenders party thereto (the “Facility”). This Conditional Commitment Letter (as defined below) establishes certain terms and conditions under which Apollo is conditionally committed to provide the Facility to the Borrowers.

Conditional Commitment

You have requested that Apollo conditionally commit to provide the entire amount of the Facility upon the terms and subject to the conditions set forth or referred to in this conditional commitment letter, including the exhibits attached hereto (this “Conditional Commitment Letter”). Based on the foregoing, Apollo is pleased to confirm by this Conditional Commitment Letter its conditional commitment to provide the entire amount of the Facility. It is agreed that an entity designated by Apollo will act as the sole and exclusive administrative agent and collateral agent for the Facility and will perform the duties and exercise the authority customarily performed and exercised by it in such role. You agree that no other agents or co-agents will be appointed, and no other titles will be awarded and no compensation (other than that expressly contemplated by this Conditional Commitment Letter) will be paid in connection with the Facility unless you and we shall so agree. You also agree that the closing date of the Facility shall be a date mutually agreed upon between you and us, but in any event shall not occur until the terms and conditions hereof (including those set forth on the exhibits attached hereto) have been satisfied.

Conditions Precedent

The conditional commitment of Apollo in respect of the Facility and the undertaking of Apollo to provide the services described herein are subject to the satisfaction of the conditions precedent set forth herein and in the exhibits attached hereto (including the negotiation, execution and delivery of definitive documentation with respect to the Facility (the “Credit Documentation”) reflecting, among other things, the terms and conditions set forth herein and in the exhibits attached hereto), in a manner acceptable to Apollo in its sole discretion. No closing of the Facility shall take place if the conditions precedent set forth herein and in the exhibits attached hereto are not satisfied or any covenant or agreement in this Conditional Commitment Letter is not complied with or any representation or warranty in this Conditional Commitment Letters is not true and correct.

This Conditional Commitment Letter (together with the exhibits attached hereto) does not purport to specify all of the terms, conditions, representations and warranties, covenants and other provisions that will be contained in the Credit Documentation. Matters not covered or made clear herein or in the exhibits attached hereto are subject to the agreement of Apollo acting in its sole discretion.

Confidentiality

Apollo acknowledges that Borrower intends to publicly file this Conditional Commitment Letter and issue a press release describing Apollo’s conditional commitment to provide the Facility for the Project in accordance with the terms and conditions of this Conditional Commitment Letter; provided that any such filing or issuance of a press release shall be in form and substance satisfactory to Apollo, and shall include cautionary language about the conditional nature of this Conditional Commitment Letter.

Arm’s-Length Transaction

In connection with all aspects of each transaction contemplated by this Conditional Commitment Letter, you acknowledge and agree that: (i) the Facility and any related arranging or other services described in this Conditional Commitment Letter are an arm’s-length commercial transaction between you and your affiliates, on the one hand, and Apollo, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Conditional Commitment Letter; (ii) in connection with the process leading to such transaction, Apollo is and has been acting solely as principal and is not the financial advisor or fiduciary for you or any of your subsidiaries or affiliates, stockholders, creditors or employees or any other party; (iii) Apollo has not assumed nor will it assume an advisory or fiduciary responsibility in your or your subsidiaries’ or affiliates’ favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether Apollo has advised or is currently advising you or your subsidiaries or affiliates on other matters) and Apollo has no obligation to you or your subsidiaries or affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this Conditional Commitment Letter and the Credit Documentation; (iv) Apollo and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and your subsidiaries and affiliates and Apollo has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) Apollo has not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate. You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against Apollo with respect to any breach or alleged breach of fiduciary duty.

Information

You hereby represent, warrant and covenant that (a) all information, other than Projections (as defined below), forecasts, other forward-looking information, budgets, estimates and information of a general economic or industry-specific nature, that has been or is hereafter made available to us by or on behalf of you or any of your representatives in connection with any aspect of the Transaction (the “Information”, as and when furnished, is and will be complete and correct in all material respects when taken as a whole and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading and (b) all financial projections that have been or are hereafter made available to us by or on behalf of you or any of your representatives (the “Projections”) have been or will be prepared in good faith based upon assumptions that you believe to be reasonable at the time made. You agree that if at any time prior to the closing date of the Facility, all of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement, or cause to be supplemented, the Information and Projections so that such representations will be correct in all material respects at such time. In issuing this Conditional Commitment Letter and in arranging the Facility, we are and will be using and relying on the Information and the Projections without independent verification thereof, and Apollo does not assume responsibility for the accuracy and completeness of the Information or the Projections.

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You hereby authorize and agree, on behalf of yourself, and your affiliates, that the Information, the Projections and all other information (including third party reports) provided by or on behalf of you, and your affiliates to Apollo regarding you, and your affiliates, the Transaction and the other transactions contemplated hereby in connection with the Facility may be disseminated by or on behalf of Apollo, and made available, to prospective lenders and other persons, who have agreed to be bound by customary confidentiality undertakings (including “click-through” agreements) and, if applicable, ratings agencies, all in accordance with Apollo’s standard loan syndication practices (whether transmitted electronically by means of a website, e-mail or otherwise, or made available orally or in writing, including at prospective lender or other meetings).

Indemnification

The Company agrees to indemnify and hold harmless Apollo, and each of its affiliates and each of its and its affiliates’ respective officers, directors, partners, shareholders, trustees, controlling persons, employees, agents, advisors, attorneys and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to this Conditional Commitment Letter or the Credit Documentation or the transactions contemplated hereby or thereby, any use made or proposed to be made with the proceeds of the Facility, or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether such litigation, investigation or proceeding is brought by the Company, any of its directors, security holders or creditors, an Indemnified Party or any other person or whether any Indemnified Party is a party thereto or whether the transactions contemplated hereby are consummated, and the Company shall reimburse each Indemnified Party promptly upon demand for all reasonable legal and other expenses incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including, without limitation, in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability, or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

The Company agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of its affiliates or any of their respective security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential, exemplary or punitive damages. The Company further agrees that, without the prior written consent of Apollo, it will not enter into any settlement of any lawsuit, claim or other proceeding arising out of this Conditional Commitment Letter or the transactions contemplated hereby unless such settlement (i) includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Parties and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any Indemnified Party.

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Furthermore, you hereby acknowledge and agree that the use of electronic, telecommunications and other information transmission systems is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse. You agree to assume and accept such risks and hereby authorize the use of such transmission systems, and that no Indemnified Party shall be liable for any damages arising from such use (including, without limitation, the use by unauthorized persons of any information made available to Apollo by you or any of your representatives through such transmission systems that is intercepted by such persons).

Governing Law, Etc.

This Conditional Commitment Letter shall be governed by, and construed in accordance with, the law of the State of New York without application of any conflicts of laws principles that would result in application of the law of any jurisdiction other than New York. Each of the parties hereto irrevocably consents and agrees to submit to the exclusive jurisdiction and venue of any New York State or Federal court located in the Borough of Manhattan. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the provisions of this Conditional Commitment Letter brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. This Conditional Commitment Letter may be executed in multiple counterparts and by different parties hereto in separate counterparts, all of which, taken together, shall constitute one original. Delivery of an executed counterpart of a signature page to this Conditional Commitment Letter by facsimile or other electronic transmission (e.g., a “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart thereof. Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Conditional Commitment Letter. This Conditional Commitment Letter embodies the understanding among the parties hereto with respect to the Facility and supersedes all previous discussions, communications and proposals relating in any way to the Facility. No party has been authorized by Apollo to make any oral or written statements that are inconsistent with this Conditional Commitment Letter. This Conditional Commitment Letter (including the attachments hereto) may not be amended or any term or provision hereof or thereof waived or modified, except by an instrument in writing signed by each of the parties hereto. This Conditional Commitment Letter may not be assigned by you without our prior written consent (and any purported assignment without such consent will be null and void). This Conditional Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and the Indemnified Parties). Apollo may assign its commitment hereunder, in whole or in part, to any of its affiliates.

Apollo hereby notifies you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 25, 2001), as amended (the “Patriot Act”), it may be required to obtain, verify and record information that identifies the Borrowers, which information includes the name, address and tax identification number and other information regarding them that will allow Apollo to identify them in accordance with the Patriot Act. You agree to provide Apollo with all documentation and other information required by bank regulatory authorities under the Patriot Act and any other “know your customer” and anti-money laundering rules and regulations.

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Waiver of Jury Trial

Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Conditional Commitment Letter or the transactions contemplated by this Conditional Commitment Letter or the actions of Apollo or any of its affiliates in the negotiation, performance, or enforcement of this Conditional Commitment Letter.

Please indicate your acceptance of the provisions hereof by signing the enclosed copies of this Conditional Commitment Letter and returning them to us at or before 8:00 p.m. (Eastern Time) on or before May 1, 2017, at which time this Conditional Commitment Letter shall become effective as of the date first above written. All respective commitments and undertakings of Apollo under this Conditional Commitment Letter will expire at 8:00 p.m. (Eastern Time) on May 1, 2017, unless you execute and return to us this Conditional Commitment Letter at or prior to such time. Thereafter, all accepted commitments and undertakings of Apollo will expire on the earliest to occur of (i) May 1, 2018, unless the closing of the Facility occurs on or prior thereto and (ii) the consummation of the Transaction or any component thereof without the use of the Facility. In addition, all accepted commitments and undertakings of Apollo hereunder may be terminated by Apollo if you fail to perform your obligations hereunder on a timely basis or if any event occurs or information becomes available that, in Apollo’s judgment, results in, or is likely to result in, the failure to satisfy any conditions precedent set forth in Exhibit B. The provisions of this Conditional Commitment Letter regarding Confidentiality, Indemnity, Governing Law, Etc., and Waiver of Jury Trial shall remain in full force and effect regardless of whether any Credit Documentation shall be executed and delivered and notwithstanding the termination of this Conditional Commitment Letter or any commitment or undertaking of Apollo hereunder. Except as provided in the preceding sentence, your obligations hereunder shall automatically terminate and be superseded by the provisions of the Credit Documentation upon the funding thereunder and the payment of all amounts owing at such time hereunder.

[Remainder of page intentionally left blank; signature page follows.]

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If you are in agreement with the foregoing, kindly sign and return to us the enclosed copy of this Conditional Commitment Letter. Upon your acceptance hereof, this Conditional Commitment Letter shall constitute a binding agreement between you and Apollo.

Very truly yours,

APOLLO management holdings, L.P., on behalf of one or more affiliated investment funds

By:	Apollo Management Holdings GP, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

Accepted and agreed to as of the date first above written:

CADIZ INC.

By:	/s/ Timothy J. Shaheen
Name: Timothy J. Shaheen
Title: Chief Financial Officer

[Signature Page to Conditional Commitment Letter]

EXHIBIT A

SUMMARY OF TERMS

Set forth below is a summary of the principal terms and conditions of the first lien senior secured term loan facility, and the documentation related thereto. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Conditional Commitment Letter to which this summary of terms and conditions is attached and of which it forms a part.

Lender:	One or more investment funds affiliated with Apollo Management Holdings, L.P. (collectively, the “Lender”).
Borrowers:	Cadiz Inc. and Cadiz Real Estate, LLC (collectively, the “Borrower”, or “Borrowers”).
Use of Proceeds:	Proceeds will be used to pay for (i) engineering, procurement and construction of the Project and (ii) related fees and expenses.
Construction Loan:	Up to $240,000,000 in the aggregate consisting of a senior secured credit facility (the “Construction Loan”).
Maturity Date:	5 years from the initial draw down, subject to a springing maturity against the New Convertible Notes (as defined in the Existing Facility (as defined below)) in form substantially similar to that of the Existing Facility.
Draw Mechanics:

The proceeds of the Construction Loan will be deposited into an account (the “Construction Account”) and will be disbursed from time to time pursuant to the draw mechanics described below.

Borrower will be permitted to draw amounts, subject to (i) achievement of technical and developmental milestones, (ii) approval of a quarterly pre-development budget, and (iii) other conditions required by the Lender.

Reserve Accounts:	On the Project completion date, Borrower shall establish a revenue account where all amounts received by the Borrower shall be deposited and disbursed pursuant to a waterfall (including disbursements to reserve accounts).
Interest Rates, Returns and Call Protection:	All-in returns of LIBOR + 7.0% to 9.0%, subject to adjustment based on (i) review of economic and other terms of water supply agreements, and (ii) then-prevailing market conditions.
Construction Loan Collateral:

First lien on substantially all tangible and intangible assets of the Borrower, provided that $60,000,000 of pre-existing Senior Secured First Lien Facility (the “Existing Facility”) shall be pari passu in right of security with the Construction Loan.

All deposit accounts and securities accounts, including, without limitation, the Construction Account, the revenue account and any reserve accounts, shall be subject to control agreements.

Mandatory Prepayment:	Mandatory Construction Loan repayment from, among other things, 100% of the net proceeds from debt issuances, assets sales, tax refunds, liquidated damages under material contracts, other extraordinary receipts and insurance/condemnation proceeds.
Representations and Warranties:	Consistent with the Existing Facility and other representations relating to the Project or are otherwise customary for construction facilities of this type.
Covenants and Events of Default:	Consistent with the Existing Facility and other covenants (including, without limitation, an in-balance test for pre-completion period and, post-financial, financial covenants to be agreed) that relate to the Project or are otherwise customary for construction facilities of this type.
Assignments:	Customary for construction facilities of this type.
Expenses and Indemnification:	Consistent with the Existing Facility.
Governing Law:	New York.
Conditions to Conditional Commitment:	This Conditional Commitment Letter is subject to the general Conditions to Conditional Commitment attached hereto as Exhibit B.

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EXHIBIT B

CONDITIONS TO Conditional COMMITMENT

1.	A complete review and approval by Lender’s investment committee of the Project and the Facility, which approval (i) will be based on, among other things, prevailing market and industry conditions, and (ii) is subject to Lender’s sole discretion.

2.	Satisfactory completion of all customary business and legal due diligence in form and substance satisfactory to the Lender in its sole discretion.

3.	Completion of the following conditions, in each case, in form and substance satisfactory to Lender in its sole discretion:

●	The Credit Documentation, including, without limitation, the loan agreement, the warrant documentation, an intercreditor agreement, the collateral documents, mortgages on real property, title insurance, and bank account control agreements;

●	Definitive water supply agreements with water agencies rated investment grade by at least Moody’s or S&P for at least 25,000 AF per year for at least 10 years at an acceptable price in the Lender’s sole discretion;

●	Review and approval of (i) construction and total budget and construction schedule (including review by a third party architect/engineer), (ii) all construction, development, operation and maintenance, equipment and real estate leases and purchases contracts, tax agreements and economic incentive agreements and supply contracts, and (iii) contractors and suppliers for the Project; and

●	Evidence satisfactory to Lender that the Project has obtained all governmental, regulatory and environmental approvals, authorizations, consents, agreements, licenses and permits that are, in each case, necessary or advisable in connection with the development, construction and operation of the Project and the financing thereof in the sole discretion of the Lender, including, without limitation, from the Bureau of Land Management and the Metropolitan Water District, and in respect of the Environmental Impact Report conducted for the Project, and each of the foregoing shall be in full force and effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Project or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

4.	No material adverse change in the business, assets, liabilities or prospects for the Borrower, financial, banking or capital markets.

5.	There shall be no debt outstanding other than the Existing Facility, the Convertible Notes (as defined in the Existing Facility) and the New Convertible Notes (as defined in the Existing Facility).

6.	Any information or other matter affecting the Borrower or any of the transactions contemplated by the Project and the financing thereof that in the Lender’s judgment is inconsistent in a material and adverse manner with any such information or other matter disclosed to Lender prior to the date hereof.

7.	There shall not be any pending or threatened litigation or other proceeding with respect to any of the transactions contemplated by the Project and the financing thereof.

8.	Lender shall have a valid and perfected first-priority lien and security interest in the contemplated collateral; and all insurance required to be maintained by the Credit Documentation shall be in full force and effect.

9.	Lender shall have received (i) legal opinions as it may reasonably request, (ii) all organizational documents, good standing certificates, officer certificates and other customary closing documents, in each case, in form and substance reasonably acceptable to the Lender, and (iii) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

10.	Other conditions precedent customary for construction loans of this type.

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